EXHIBIT 4.4

                           PROTECTIVE LIFE CORPORATION

                                       to

                        THE BANK OF NEW YORK, as Trustee

                          SUPPLEMENTAL INDENTURE NO. 6

                           Dated as of March 20, 2000

                       8.00% Senior Notes Due July 1, 2010

                                  ($50,000,000)

                      8.10% Senior Notes Due August 1, 2015

                                  ($40,000,000)

                     8.25% Senior Notes Due October 1, 2030

                                  ($35,000,000)


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                           PROTECTIVE LIFE CORPORATION

                          SUPPLEMENTAL INDENTURE NO. 6

                                   $50,000,000

                       8.00% Senior Notes Due July 1, 2010

                                   $40,000,000

                      8.10% Senior Notes Due August 1, 2015

                                   $35,000,000

                     8.25% Senior Notes Due October 1, 2030

SUPPLEMENTAL INDENTURE NO. 6, dated as of March 20, 2000, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

         The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of June 1, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

         Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

         Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

                                    ARTICLE I

                       RELATION TO INDENTURE; DEFINITIONS

Section 1.1. This Supplemental Indenture No. 6 constitutes an integral part of the Indenture.

Section 1.2.  For all purposes of this Supplemental Indenture No. 6:

         (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

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         (2)  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 6; and

         (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 6.

                                   ARTICLE II

                           THE SERIES OF SENIOR NOTES

         Section 2.1.      8.00% SENIOR NOTES DUE JULY 1, 2010.

         Section 2.1.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the 8.00% Senior Notes due July 1, 2010 (the "Series A Notes").

         Section 2.1.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES A NOTES. The aggregate principal amount of the Series A Notes shall be limited to $50,000,000. Each Series A Note shall be dated the date of its authentication.

         Section 2.1.3. PRINCIPAL PAYMENT DATES. The principal on the Series A Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on July 1, 2010.

         Section 2.1.4. INTEREST AND INTEREST RATES. The rate of interest on each Series A Note shall be 8.00% per annum, accruing from March 23, 2000 or from the most recent Interest Payment Date to which interest on such Series A Note has been paid or duly provided for. Interest shall be payable on each Series A Note semi-annually on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on July 1, 2000. The interest so payable on any Series A Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series A Note is registered at the close of business on December 15 or June 15 as the case may be, preceding such January 1 or July 1 (each a "Regular Record Date"). The interest so payable on a Series A Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series A Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series A Note is registered on the Special Record Date or other specified Date determined in accordance with the Indenture.

         Section 2.1.5. PLACE OF PAYMENT. The Place of Payment where the Series A Notes may be presented or surrendered for payment, where the Series A Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Series A Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

         Section 2.1.6.    REDEMPTION AT THE OPTION OF THE COMPANY.

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         (a) Redemption Right at Company's Option.  The Company has the right to redeem the Series A Notes at its sole option, in whole or in part, at any time and from time to time on or after April 1, 2003, at a redemption price equal to one hundred percent (100%) of the aggregate principal amount of the Series A Notes Outstanding and to be redeemed, together with accrued but unpaid interest on the principal amount to be redeemed to the redemption date, subject to the terms and conditions set forth in this Section 2.1.6. The election of the Company to redeem any Series A Notes shall be evidenced by a Board Resolution.

         (b) Notice to Trustee. If the Company wishes to redeem Series A Notes pursuant to the terms hereof and of the Series A Notes, it shall notify the Trustee of the redemption date and the principal amount of Series A Notes to be redeemed. The Company shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the redemption date.

         (c) Selection of Series A Notes to be Redeemed. If less than all the Series A Notes are to be redeemed, the Trustee shall select the Series A Notes to be redeemed by lot or by any other method the Trustee shall deem fair and reasonable. The Trustee shall make the selection not more than 60 days before the redemption date from Series A Notes then outstanding that have not been previously called for redemption. The Trustee shall promptly notify the Company in writing of the Series A Notes selected for redemption and, in the case of any Series A Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. The Trustee may select for redemption portions of the principal of Series A Notes that have denominations larger than $1,000. Series A Notes and portions of Series A Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Series A Notes called for redemption also apply to portions of Series A Notes called for redemption.

         (d) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Series A Notes are to be redeemed at its registered address.

                  The notice shall identify the Series A Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii)     the redemption price;

                           (iii) if any Series A Note is being redeemed in part, the portion of the principal amount of such Series A Note to be redeemed;

                           (iv)     the name and address of the Paying Agent;

                           (v)      that the Series A Notes called for
         redemption must be surrendered to the Paying Agent to collect the redemption price;

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                           (vi) that, unless the Company defaults in making such
         redemption payment, interest on Series A Notes called for redemption ceases to accrue on and after the redemption date; and

                           (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series A Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

         (e) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with the provisions hereof, Series A Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         (f) Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on all Series A Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Series A Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Series A Notes or the portions of Series A Notes called for redemption. If a Series A Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series A Note was registered at the close of business on such record date. If any Series A Notes called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Series A Notes and in Section 2.1.4. hereof.

         (g) Series A Notes Redeemed in Part. Upon surrender of a Series A Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Series A Note equal in principal amount to the unredeemed portion of the Series A Notes surrendered; provided, however, that so long as the Series A Notes are issued in the form of global

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         securities  as  provided  in  Section  2.9  hereof,  then,  in  lieu of surrendering the Series A Note being redeemed in part, the principal amount of the applicable global Series A Note shall be reduced as and to the extent provided in Section 2.9.4 hereof.

         Section 2.2.      8.10% SENIOR NOTES DUE AUGUST 1, 2015.

         Section 2.2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the 8.10% Senior Notes due August 1, 2015 (the "Series
B Notes").

         Section 2.2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES B NOTES. The aggregate principal amount of the Series B Notes shall be limited to $40,000,000. Each Series B Note shall be dated the date of its authentication.

         Section 2.2.3. PRINCIPAL PAYMENT DATES. The principal on the Series B Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on August 1, 2015.

         Section 2.2.4. INTEREST AND INTEREST RATES. The rate of interest on each Series B Note shall be 8.10% per annum, accruing from March 23, 2000 or from the most recent Interest Payment Date to which interest on such Series B Note has been paid or duly provided for. Interest shall be payable on each Series B Note semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing on August 1, 2000. The interest so payable on any Series B Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series B
Note is registered at the close of business on January 15 or July 15, as the case may be, preceding such February 1 or August 1 (each a "Regular Record Date"). The interest so payable on a Series B Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series B Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series B Note is registered on the Special Record Date or other specified Date determined in accordance with the Indenture.

         Section 2.2.5. PLACE OF PAYMENT. The Place of Payment where the Series B Notes may be presented or surrendered for payment, where the Series B Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Series B Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

         Section 2.2.6.    REDEMPTION AT THE OPTION OF THE COMPANY.

         (a) Redemption Right at Company's Option. The Company has the right to redeem the Series B Notes at its sole option, in whole or in part, at any time and from time to time on or after April 1, 2003, at a redemption price equal to one hundred percent (100%) of the aggregate principal amount of the Series B Notes Outstanding and to be redeemed, together with accrued but unpaid interest on the principal amount to be redeemed to the redemption

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         date,  subject to the terms and  conditions  set forth in this  Section
         2.2.6. The election of the Company to redeem any Series B Notes shall be evidenced by a Board Resolution.

         (b) Notice to Trustee. If the Company wishes to redeem Series B Notes pursuant to the terms hereof and of the Series B Notes, it shall notify the Trustee of the redemption date and the principal amount of Series B Notes to be redeemed. The Company shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the redemption date.

         (c) Selection of Series B Notes to be Redeemed. If less than all the Series B Notes are to be redeemed, the Trustee shall select the Series B Notes to be redeemed by lot or by any other method the Trustee shall deem fair and reasonable. The Trustee shall make the selection not more than 60 days before the redemption date from Series B Notes then outstanding that have not been previously called for redemption. The Trustee shall promptly notify the Company in writing of the Series B Notes selected for redemption and, in the case of any Series B Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. The Trustee may select for redemption portions of the principal of Series B Notes that have denominations larger than $1,000. Series B Notes and portions of Series B Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Series B Notes called for redemption also apply to portions of Series B Notes called for redemption.

         (d) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Series B Notes are to be redeemed at its registered address.

                  The notice shall identify the Series B Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii)     the redemption price;

                           (iii) if any Series B Note is being redeemed in part, the portion of the principal amount of such Series B Note to be redeemed;

                           (iv)     the name and address of the Paying Agent;

                           (v)      that the Series B Notes called for
        redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (vi) that, unless the Company defaults in making such redemption payment, interest on Series B Notes called for redemption ceases to accrue on and after the redemption date; and

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                           (vii)  that  no  representation  is  made  as to  the
         correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series B Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

         (e) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with the provisions hereof, Series B Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         (f) Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on all Series B Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Series B Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Series B Notes or the portions of Series B Notes called for redemption. If a Series B Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series B Note was registered at the close of business on such record date. If any Series B Notes called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Series B Notes and in Section 2.2.4 hereof.

         (g) Series B Notes Redeemed in Part. Upon surrender of a Series B Note that is redeemed in part, the Company shall issue and, upon the
         Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Series B Note equal in principal amount to the unredeemed portion of the Series B Notes surrendered; provided, however, that so long as the Series B Notes are issued in the form of global securities as provided in Section 2.9 hereof, then, in lieu of surrendering the Series B Note being redeemed in part, the principal amount of the applicable global Series B Note shall be reduced as and to the extent provided in Section 2.9.4 hereof.

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         Section 2.3.      8.25% SENIOR NOTES DUE OCTOBER 1, 2030.

         Section 2.3.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the 8.25% Senior Notes due October 1, 2030 (the "Series C Notes").

         Section 2.3.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES C NOTES. The aggregate principal amount of the Series C Notes shall be limited to $35,000,000. Each Series C Note shall be dated the date of its authentication.

         Section 2.3.3. PRINCIPAL PAYMENT DATES. The principal on the Series C Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on October 1, 2030.

         Section 2.3.4. INTEREST AND INTEREST RATES. The rate of interest on each Series C Note shall be 8.25% per annum, accruing from March 23, 2000 or from the most recent Interest Payment Date to which interest on such Series C Note has been paid or duly provided for. Interest shall be payable on each Series C Note semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing on October 1, 2000. The interest so payable on any Series C Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series C
Note is registered at the close of business on March 15 or September 15, as the case may be, preceding such April 1 or October 1 (each a "Regular Record Date"). The interest so payable on a Series C Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series C Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series C Note is registered on the Special Record Date or other specified Date determined in accordance with the Indenture.

         Section 2.3.5. PLACE OF PAYMENT. The Place of Payment where the Series C Notes may be presented or surrendered for payment, where the Series C Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Series C Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

         Section 2.3.6.    REDEMPTION AT THE OPTION OF THE COMPANY.

         (a) Redemption Right at Company's Option. The Company has the right to redeem the Series C Notes at its sole option, in whole or in part, at any time and from time to time on or after April 1, 2005, at a redemption price equal to one hundred percent (100%) of the aggregate principal amount of the Series C Notes Outstanding and to be redeemed, together with accrued but unpaid interest on the principal amount to be redeemed to the redemption date, subject to the terms and conditions set forth in this Section 2.3.6. The election of the Company to redeem any Series C Notes shall be evidenced by a Board Resolution.

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         (b) Notice to Trustee.  If the Company  wishes to redeem Series C Notes pursuant to the terms hereof and of the Series C Notes, it shall notify the Trustee of the redemption date and the principal amount of Series C Notes to be redeemed. The Company shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the redemption date.

         (c) Selection of Series C Notes to be Redeemed. If less than all the Series C Notes are to be redeemed, the Trustee shall select the Series C Notes to be redeemed by lot or by any other method the Trustee shall deem fair and reasonable. The Trustee shall make the selection not more than 60 days before the redemption date from Series C Notes then outstanding that have not been previously called for redemption. The Trustee shall promptly notify the Company in writing of the Series C Notes selected for redemption and, in the case of any Series C Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. The Trustee may select for redemption portions of the principal of Series C Notes that have denominations larger than $1,000. Series C Notes and portions of Series C Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Series C Notes called for redemption also apply to portions of Series C Notes called for redemption.

         (d) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Series C Notes are to be redeemed at its registered address.

                  The notice shall identify the Series C Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii)     the redemption price;

                           (iii) if any Series C Note is being redeemed in part, the portion of the principal amount of such Series C Note to be redeemed;

                           (iv)     the name and address of the Paying Agent;

                           (v)      that the Series C Notes called for
         redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (vi) that, unless the Company defaults in making such redemption payment, interest on Series C Notes called for redemption ceases to accrue on and after the redemption date; and

                           (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series C Notes.

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                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

         (e) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with the provisions hereof, Series C Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         (f) Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on all Series C Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Series C Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Series C Notes or the portions of Series C Notes called for redemption. If a Series C Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series C Note was registered at the close of business on such record date. If any Series C Notes called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Series C Notes and in Section 2.3.4 hereof.

         (g) Series C Notes Redeemed in Part. Upon surrender of a Series C Note that is redeemed in part, the Company shall issue and, upon the
         Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Series C Note equal in principal amount to the unredeemed portion of the Series C Notes surrendered; provided, however, that so long as the Series C Notes are issued in the form of global securities as provided in Section 2.9 hereof, then, in lieu of surrendering the Series C Note being redeemed in part, the principal amount of the applicable global Series C Note shall be reduced as and to the extent provided in Section 2.9.4 hereof.

         Section 2.4.      LIMITED RIGHT OF REDEMPTION AT OPTION OF BENEFICIAL
OWNER.

         Section 2.4.1. Unless the Series A Notes, Series B Notes or Series C Notes have become due and payable prior to the Stated Maturity by reason of an Event of Default, commencing the date of original issuance, the Representative (as defined below) of a deceased holder of an interest in the Series A Notes, Series B Notes or Series C Notes (each such holder, whether by purchase or transfer from a purchaser or other transferee, a "Beneficial Owner") has the right to request redemption of all or part of his or her interest in the Series A Notes, Series B Notes or Series C Notes, in integral multiples of $1,000, for payment prior to Stated Maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during any twelve-month period beginning the date of original issuance or any April 1 thereafter and ending on any March 31 thereafter, (i) on behalf of any given deceased Beneficial Owner any interest in the Series A Notes, Series B Notes and Series C Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series A Notes, Series B Notes and Series C Notes in an aggregate principal amount exceeding two percent of the aggregate principal amount of Series A Notes, Series B Notes and Series C Notes originally issued (i.e., $2,500,000). In the case of interests in the Series A Notes, Series B Notes or Series C Notes owned by a deceased Beneficiary Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount in integral multiples of $1,000. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Series A Notes, Series B Notes or Series C Notes in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any Beneficial Owner, shall not be included in the computation of the two percent limitation for such period or any succeeding period.

         Section 2.4.2. Subject to the $25,000 and the two percent limitations, the Company will after the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Series A Notes, Series B Notes or Series C Notes within 60 days following receipt by the Trustee of a validly completed Redemption Request (as defined below), including all supporting documentation, from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such Redemption Request (each, a "Representative"). If a Redemption Request on behalf of a deceased Beneficial Owner exceeds the $25,000 per prepayment period limitation, or if the Redemption Requests in the aggregate exceed the two percent per prepayment period limitation, then such excess unredeemed Redemption Request(s) (subject in the case of the $25,000 limitation to the provisions of the last sentence of paragraph 2.4.1) will be applied to successive periods in the order of receipt by the Trustee for prepayment, regardless of the number of periods required to redeem such interest, unless sooner withdrawn as described below. An acquisition of Series A Notes, Series B Notes or Series C Notes by the Company or its subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner shall not be included in the computation of either the $25,000 or two percent limitations for any period.

         Section 2.4.3. A request for redemption of an interest in the Series A Notes, Series B Notes or Series C Notes may be made by delivering a request to the direct or indirect participant in the Depository (each, a "Participant") through whom the Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and authority of the Representative satisfactory to the Participant and the Trustee, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right of such redemption as the Participant shall require. The written request for repayment must be signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange bank or trust company having an office or correspondent in the United States. The request shall specify the principal amount of the Series A Notes, Series B Notes or Series C Notes to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as described above, together with a certification by the Participant that it holds the interest on behalf of a deceased Beneficial Owner with respect to whom the request for redemption is being made (the "Redemption Request"), shall be provided to the Depository by a Participant and the Depository will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

         Section 2.4.4. The price to be paid by the Company for an interest in the Series A Notes, Series B Notes or Series C Notes to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest on the principal amount redeemed to the date of payment to the
Depository of the redemption price of such interest in the Series A Notes, Series B Notes or Series C Notes. Subject to arrangements with the Depository, payment of the redemption price for an interest in the Series A Notes, Series B Notes or Series C Notes which is to be redeemed shall be made to the Depository upon presentation of the Notes to the Trustee within 60 days following receipt by the Trustee of the Redemption Request, including all supporting documentation, and the Series A Notes, Series B Notes or Series C Notes to be redeemed in the aggregate principal amount specified in the Redemption Request submitted to the Trustee by the Depository which is to be fulfilled in connection with such payment.

         Section 2.4.5. Interests in the Series A Notes, Series B Notes or Series C Notes held by tenants by the entirety, joint tenants or tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed the death of a Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh [H.R.10] plans maintained solely by or for the decedent or by or for the decedent and any spouse), and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

         Section 2.4.6. Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depository prior to payment to the Depository of the redemption price of the interest in the Series A Notes, Series B Notes or Series C Notes.

         Section 2.5. ADDITIONAL COVENANTS. For the benefit of the Holders from time to time of the Series A Notes, Series B Notes or Series C Notes, and in addition to the covenants set forth in Article 9 of the Indenture, the Company further covenants and agrees as follows:

         Section   2.5.1.   LIMITATIONS  ON  DISPOSITION  OF  CAPITAL  STOCK  OF
RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of the capital stock of any Restricted Subsidiary unless the entire capital stock of such Restricted Subsidiary at the time owned by the Company and its Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property which the Board of Directors, as evidenced in a Board Resolution, has determined to be at least equal to the fair value thereof. Notwithstanding the foregoing provision, (i) the Company shall be permitted to sell, assign, transfer or otherwise dispose of shares of the capital stock of a Restricted Subsidiary (A) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual and (B) to any Subsidiary; and (ii) any Restricted Subsidiary shall be permitted to sell, assign, transfer or otherwise dispose of shares of its capital stock or the capital stock of any other Restricted Subsidiary (A) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual, or (B) to the Company or any Subsidiary.

         Section 2.5.2. LIMITATIONS UPON CREATION OF LIENS ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a Lien on the capital stock of any Restricted Subsidiary without making effective provision whereby the Series A Notes, Series B Notes or Series C Notes then outstanding (and if the Company so elects, any other indebtedness ranking on a parity with the Series A Notes, Series B Notes or Series C Notes) shall be equally and ratably secured with such indebtedness as to such property so long as such other indebtedness shall be so secured; provided, however, that the covenant set forth in this Section 2.5.2 will not be applicable to Liens (i) on the shares of stock of a subsidiary of a Person that is merged with or into the Company or a Subsidiary securing debt of such Person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of the Company securing debt of a Restricted Subsidiary owed to the Company, (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $5,000,000, or (iv) created by or resulting from any litigation or legal proceeding being contested in good faith or which are less than $5,000,000.

         (b) If the Company shall hereafter be required to secure the Series A Notes, Series B Notes or Series C Notes equally and ratably with any other indebtedness pursuant to this Section 2.5.2., (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Series A Notes, Series B Notes or Series C Notes.

         Section 2.5.3. For purposes of this Section 2.5, Restricted Subsidiary shall mean any Subsidiary of the Company with assets greater than or equal to 20% of all assets of the Company and its Subsidiaries, computed and consolidated in accordance with generally accepted accounting principles.

         Section 2.5.4. For purposes of this Section 2.5, "Lien" shall mean any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

         Section 2.6. MODIFICATION OF EVENTS OF DEFAULT. For the benefit of the Holders from time to time of the Series A Notes, Series B Notes or Series C Notes, clause 4 of Section 5.1 of the Indenture is hereby modified by deleting such clause 4 in its entirety and replacing it with the following:

         A default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $15,000,000 or more, which default
         (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable or (b) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the Series A Notes, the Series B Notes and the Series C Notes a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a "Notice of Default" hereunder; (it being understood, however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); PROVIDED, HOWEVER, that if such default under such mortgage, agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; PROVIDED, FURTHER, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the "default;"

         Section 2.7. DENOMINATION. The Series A Notes, Series B Notes and Series C Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

         Section 2.8. CURRENCY. Principal and interest on the Series A Notes, Series B Notes and Series C Notes shall be payable in U.S. Dollars.

         Section 2.9. REGISTERED SECURITIES IN GLOBAL FORM.

         Section 2.9.1. The Series A Notes, Series B Notes and Series C Notes will be issued in the form of one or more fully registered global securities, representing the aggregate principal amount of the Series A Notes, Series B Notes and Series C Notes, that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., the nominee of DTC.

         Section 2.9.2. Except as provided in Section 3.5 of the Indenture, Beneficial Owners of interests in the Series A Notes, Series B Notes or Series C Notes may not exchange such interests for certificated Series A Notes, Series B Notes or Series C Notes.

         Section 2.9.3. In addition to the legend specified in Section 2.4 of the Indenture, each certificate evidencing the Series A Notes, Series B Notes and Series C Notes shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Section 2.9.4. If the Series A Notes, Series B Notes or Series C Notes are redeemed pursuant to Sections 2.1.6, 2.2.6, 2.3.6 or 2.4 hereof in whole or in part, the principal amount of the applicable global Series A Note, Series B Note or Series C Note shall be reduced by the amount of the interest, or portion thereof, so redeemed and an endorsement shall be made on such Series A Note, Series B Note or Series C Note by the Trustee to reflect such reduction.

         Section 2.10.     FORM OF SENIOR NOTES.

         Section 2.10.1. FORM OF SERIES A NOTES. The Series A Notes shall be substantially in the form attached as Exhibit A hereto.

         Section 2.10.2. FORM OF SERIES B NOTES. The Series B Notes shall be substantially in the form attached as Exhibit B hereto.

         Section 2.10.3. FORM OF SERIES C NOTES. The Series C Notes shall be substantially in the form attached as Exhibit C hereto.

         Section 2.11.  DEFEASANCE  AND COVENANT  DEFEASANCE.  The provisions of
Section 4.4 of the Indenture shall apply to the Series A Notes, Series B Notes and Series C Notes. The provisions of Section 4.5 of the Indenture shall apply to the Series A Notes, Series B Notes and Series C Notes with respect to the covenants specified in said Section 4.5 and the covenants set forth in Section
2.5 of this Supplemental Indenture No. 6.

         Section 2.12. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Registrar and Paying Agent.

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 6, is in all respects hereby adopted, ratified and confirmed.

         Section 3.2. This Supplemental Indenture No. 6 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 6 AND EACH SERIES A NOTE, SERIES B NOTE AND SERIES C NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed, as of the day and year first written above.

                                                     PROTECTIVE LIFE CORPORATION

                                                       By: /s/ Richard J. Bielen
                                                         Name: Richard J. Bielen
                                       Title: Senior Vice President, Investments

                                                  (Seal) By: /s/ Jerry W. DeFoor
                                                           Name: Jerry W. DeFoor
                                               Title: Vice President, Controller
                                                    and Chief Accounting Officer

Attest: /s/ Deborah J. Long
Name:    Deborah J. Long
Title:   Senior Vice President,

         Secretary and General Counsel

                                                           THE BANK OF NEW YORK,
                                                                      as Trustee

                                                  By: THE BANK OF NEW YORK TRUST
                                                       COMPANY OF FLORIDA, N.A.,
                                                                        as Agent

(Seal)

                                                      By: /s/ Charles S. Northen
                                                    Name: Charles S. Northen, IV
                                                           Title: Vice President



Attest: /s/ Kara Lee Partin
Name:      Kara Lee Partin
Title:     Assistant Vice President

37063v7